   As filed with the Securities and Exchange Commission on September 10, 1998

                                                           REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

WACHOVIA CORPORATION                                NORTH CAROLINA                    56-1473727
WACHOVIA CAPITAL TRUST VI                              DELAWARE                       56-6518499
WACHOVIA CAPITAL TRUST VII                             DELAWARE                       56-6518679
WACHOVIA CAPITAL TRUST VIII                            DELAWARE                       56-6518678
(EXACT NAME OF EACH REGISTRANT AS                  (STATE OR OTHER
   SPECIFIED IN ITS CHARTER)                       JURISDICTION OF                 (I.R.S. EMPLOYER
                                                   INCORPORATION OR               IDENTIFICATION NO.)
                                                    ORGANIZATION)
           100 NORTH MAIN STREET                         AND                  191 PEACHTREE STREET, N.E.
    WINSTON-SALEM, NORTH CAROLINA 27101                                         ATLANTA, GEORGIA 30303
              (336) 732-5141                                                        (404) 332-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              KENNETH W. MCALLISTER
                              WACHOVIA CORPORATION
                              100 NORTH MAIN STREET
                       WINSTON-SALEM, NORTH CAROLINA 27101
                                 (336) 732-5141

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                                DANIEL M. ROSSNER
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 839-5300

 Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                             ----------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                        PROPOSED         PROPOSED MAXIMUM        AMOUNT OF
             TITLE OF EACH CLASS OF                AMOUNT TO BE     MAXIMUM OFFERING    AGGREGATE OFFERING      REGISTRATION
           SECURITIES TO BE REGISTERED              REGISTERED      PRICE PER UNIT(1)         PRICE(1)             FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest
Debentures of Wachovia Corporation(3) ...........    $1,000,000          $1,000             $1,000,000              N/A
Preferred Securities of Wachovia Capital Trusts
VI, VII and VIII, severally ("Preferred                1,000             $1,000             $1,000,000              $295
Securities")(3)..................................
Guarantees (the "Guarantees") of Preferred
Securities of Wachovia Capital Trusts VI, VII
and VIII by Wachovia Corporation(4)(5)...........       N/A               N/A                  N/A                  N/A
================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, exclusive of accrued interest and dividends, if any.
(2)  Calculated pursuant to Rule 457.
(3) The Junior Subordinated Deferrable Interest Debentures of Wachovia Corporation will be purchased by Wachovia Capital Trust VI, Wachovia Capital Trust VII and Wachovia Capital Trust VIII with the proceeds of the sale of the Preferred Securities.
(4) No separate consideration will be received for any Guarantee or any other obligations.
(5) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Wachovia Corporation, the rights of holders of the Junior Subordinated Deferrable Interest Debentures of Wachovia Corporation under the Indenture, the rights of the holder of the Preferred Securities of Wachovia Capital Trust VI, Wachovia Capital Trust VII and Wachovia Capital Trust VIII under each Declaration, the rights of holders of Preferred Securities under the Guarantees, which taken together, fully irrevocably and unconditionally guarantee all of the respective obligations of Wachovia Capital Trust VI, Wachovia Capital Trust VII and Wachovia Capital Trust VIII under the Preferred Securities.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus Dated __________, 1998)

                                      $[ ]
                            WACHOVIA CAPITAL TRUST VI
                             [ ]% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                              WACHOVIA CORPORATION

                             ----------------------

     The _____% Capital Securities (the "Capital Securities"), offered hereby represent preferred beneficial interests in Wachovia Capital Trust VI, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Wachovia Corporation, a North Carolina corporation ("Wachovia" or the "Corporation"), will be the owner of all the beneficial interests represented by common securities of the Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"). (Continued on next page)
----------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 HEREOF FOR CERTAIN INFORMATION RELEVANT
                  TO AN INVESTMENT IN THE CAPITAL SECURITIES.

                             ----------------------

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT
        INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                RELATES. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                             ----------------------

                                                                            UNDERWRITING            PROCEEDS TO
                                                       PRICE TO              COMMISSIONS             THE TRUST
                                                       PUBLIC(1)          AND DISCOUNTS(2)             (3)(4)
                                                 --------------------  ------------------------  -------------------
Per Capital Security.............................      $1,000                    (3)                   $1,000

Total ...........................................      $                         (3)                   $

---------------
(1)  Plus accrued distributions from ____________, 1998.
(2) The Trust and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $ per Capital Security (or $________ in the aggregate). See "Underwriting."
(4)  Expenses of the offering which are payable by the Corporation are estimated
     to be $     .

                             ----------------------

     The Capital Securities are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein and subject to their right to reject orders in whole or in part. It is expected that delivery of the Capital Securities will be made on or about _____________, 1998 through the book entry facilities of The Depository Trust Company in New York, New York, against payment therefor in immediately available funds.

                             ----------------------

_________, 1998.

         IN CONNECTION WITH CERTAIN OFFERINGS OF CAPITAL SECURITIES MADE HEREBY, CERTAIN PERSONS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CAPITAL SECURITIES, AND THE IMPOSITION OF PENALTY BIDS IN CONNECTION WITH SUCH OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT AND "PLAN OF DISTRIBUTION" IN THE ACCOMPANYING PROSPECTUS.

                             ----------------------

(cover page continued)


The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in ____% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"), to be issued by the Corporation. The Junior Subordinated Debentures will mature on ____________ (such date, the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

         Holders of the Trust Securities will be entitled to receive cumulative cash distributions, accumulating from the date of original issuance and payable semi-annually in arrears on and ______________ of each year, commencing ______________, at the annual rate of _______% of the Liquidation Amount of $1,000 per Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of ____% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         The Corporation will, through the Guarantee, the Common Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust

Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Guarantee and the Common Guarantee will guarantee the payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Guarantees" in the accompanying Prospectus. If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce payment to such holder of accrued but unpaid interest on Junior Subordinated Debentures with a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Corporation (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus), which totalled approximately $1.67 billion at June 30, 1998. This amount does not reflect $.35 billion of 6.25% Subordinated Notes due August 4, 2008 issued by the Corporation on August 4, 1998 which constitute Senior Indebtedness (as defined herein).

         The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time before _____________, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after ________________, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities--Redemption" and "Description of the Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after _______________, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to _____% of the principal amount thereof on _____________ (the "Initial Optional Prepayment Date"), declining ratably on each ____________ thereafter to 100% on or after ____________, plus accrued interest thereon to the date of prepayment, or (ii) at any time before

_______________, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on _________________, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         The Corporation, as the direct or indirect holder of the outstanding Common Securities, will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities and (ii) the prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Preferred Securities--Liquidation Distribution upon Termination" in the accompanying Prospectus and "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ----------------------

         The information in this Prospectus Supplement supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Indenture, dated as of January 31, 1997 (the "Original Indenture"), as amended and supplemented from time to time, between the Corporation and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), as supplemented by the supplemental indenture, to be dated __________, 1998 (the "Second Supplemental Indenture" and together with the Original Indenture, the "Indenture") relating to the Junior Subordinated Debentures, (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between the Corporation and The First National Bank of Chicago, as trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement of the Corporation. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus.

                              WACHOVIA CORPORATION

         Wachovia Corporation ("Wachovia" or the "Corporation"), a North Carolina corporation, is an interstate bank holding company serving regional, national and international markets and maintains dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. At June 30, 1998, Wachovia had total assets of $64.7 billion, deposits of $39.9 billion, and a market capitalization of $17.5 billion. Based on its consolidated asset size and market capitalization at June 30, 1998, Wachovia was ranked 18 and 16. respectively, among domestic U.S. bank holding companies. The Corporation has one principal banking subsidiary, Wachovia Bank, National Association ("Wachovia Bank"), the assets of which currently constitute substantially all of the assets of the Corporation. The Corporation also has subsidiaries engaged in large corporate and institutional relationship management and business development, corporate leasing, remittance processing, insurance and brokerage services. Wachovia is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is a savings and loan holding company within the meaning of the Home Owners' Loan Act of 1933, as amended. Wachovia's common stock is traded on the New York Stock Exchange under the symbol WB.

                            WACHOVIA CAPITAL TRUST VI

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a Declaration executed by the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 24, 1998. The Trust's affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation.

                                  THE OFFERING

Securities                             Offered $___,000,000 aggregate
                                       Liquidation Amount ____% Capital
                                       Securities (Liquidation Amount $1,000 per
                                       Capital Security).

Offering                               Price $1,000 per Capital Security plus
                                       accumulated Distributions, if any, from
                                       ________, 1998.

Distribution Dates                     ________ and __________ of each year, commencing _________, 1998.

Extension Periods                      So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, Distributions on Capital Securities may be deferred for the duration of any Extension Period elected by the

                                        Corporation with respect to the payment of interest on the Junior Subordinated Debentures.
                                        No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the
                                        Stated Maturity Date. See "Description of Junior Subordinated Debentures--Option to Extend
                                        Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and
                                        Original Issue Discount."

Ranking                                 The Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Preferred
                                        Securities--Subordination of Common Securities." The Junior Subordinated Debentures will rank pari passu with the 7.64% Junior Subordinated Deferrable Interest Debentures due
                                        January 15, 2027 of the Corporation, the Floating Rate Junior Subordinated Deferrable
                                        Interest Debentures Due January 15, 2027 of the Corporation, the Floating Rate Junior
                                        Subordinated Debt Securities Due April 15, 2027 of Central Fidelity Banks, Inc. (the
                                        obligations with respect to which were assumed by the Corporation in connection with the merger, on December 15, 1997, of the Corporation and Central Fidelity Banks, Inc.), the
                                        7.965% Junior Subordinated Deferrable Interest Debentures due June 1, 2027 of the
                                        Corporation and with all other junior subordinated debentures to be issued by the
                                        Corporation ("Other Debentures"), which will be issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other
                                        Trusts"), and will be unsecured and subordinate and rank junior in right of payment to all
                                        Senior Indebtedness to the extent and in the manner set forth in the Indenture. See
                                        "Description of Junior Subordinated Debentures." The Guarantee will constitute an unsecured obligation of the Corporation and will be subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee
                                        Agreement. See "Description of the Guarantee."

Redemption                              The Trust Securities will be subject to mandatory redemption in a Like Amount,  (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated
                                        Debentures, (ii) in whole but not in part, at any time before _______, 2008 contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the
                                        Corporation upon the occurrence and continuation, if certain conditions are met, of a
                                        Special Event and (iii) in whole or in part, on or after ________, 2008 contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, in
                                        each case at the applicable Redemption Price. See "Description of Capital
                                        Securities--Redemption."

ERISA Considerations                    Prospective purchasers should consider the restrictions on purchase set forth under "ERISA
                                        Considerations."

Use of Proceeds                         The proceeds to the Trust from the sale of the Capital Securities will be invested by the
                                        Trust in the Junior Subordinated Debentures. The Corporation intends to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes which may include, but not be limited to, investments in and advances to the Corporation's subsidiaries and the redemption of certain of the Corporation's outstanding debt securities.
                                        The Capital Securities will be eligible to qualify as Tier I Capital under the capital guidelines of the Federal Reserve, provided that under current Federal Reserve guidelines no more than 25% of the Corporation's Tier I Capital may comprise Capital Securities and other capital securities and cumulative preferred stock of the Corporation. See "Use of Proceeds."

Risk Factors                            Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

         Prospective purchasers of Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Capital Securities may receive Junior Subordinated Debentures in exchange therefor upon liquidation of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

         The obligations of the Corporation under the Guarantee and under the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all present and future Senior Indebtedness of the Corporation. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, or premium, if any, or interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or
(ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. At June 30, 1998, the aggregate principal amount of outstanding Senior Indebtedness of the Corporation was approximately $1.67 billion. This amount does not reflect $.35 billion of 6.25% Subordinated Notes due August 4, 2008 issued by the Corporation on August 4, 1998 which constitute Senior Indebtedness. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At June 30, 1998, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $55.2 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of the Guarantees--Status of the Guarantees" and "Description of the Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

         The ability of the Trust to pay amounts due on the Capital Securities is dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

         So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of ____% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

         The Corporation may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of ____%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         The Corporation has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Capital Securities. As a result, during an Extension Period, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.

REDEMPTION OR DISTRIBUTION

         Upon the occurrence and continuation of a Special Event (including a Tax Event or a Regulatory Capital Event, in each case, as defined under "Description of Junior Subordinated Debentures--Special Event Prepayment"), prior to ______________ the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. On or after _______________, the Corporation may redeem the Junior Subordinated Debentures in whole or in part for any reason and thereby cause an optional redemption of the Capital Securities, in whole or in part, at the Optional Redemption Price. The Corporation also will have the right at any time to terminate the Trust and, after satisfaction of claims of creditors as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Any such distribution or redemption is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of Capital Securities--Redemption" and "--Liquidation of the Trust and Distribution of the Junior Subordinated Debentures."

         Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount to the price that an investor pays to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Capital Securities--Redemption" and "--Liquidation of the Trust and Distribution of the Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures."

         On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, have generally denied corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As of the date of this Prospectus Supplement, no such legislation has been enacted. Furthermore, no similar legislation was proposed as part of President Clinton's Fiscal 1999 Budget Proposal. No assurance can be given that a similar proposal will not be enacted in the future that may give rise to a Tax Event, in which event the Corporation would be permitted, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Capital Securities--Redemption," "--Description of Junior Subordinated Debentures--Special Event Prepayment" and "Certain Federal Income Tax Considerations--Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

         There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

         The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purpose of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. The First National Bank of Chicago will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture. First Chicago Delaware Inc. will act as Delaware Trustee under the Declaration. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor; and
(iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor on such date and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on such date. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities" and "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Declaration will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

         Holders of Capital Securities generally will have voting rights relating only to the modification of the terms of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except as described under "Description of Preferred Securities--Removal of Issuer Trustees" in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of each Declaration" in the accompanying Prospectus.

TRADING PRICE

         The Corporation does not intend to have the Capital Securities listed on the New York Stock Exchange or any other securities exchange. There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities or at what price holders of the Capital Securities will be able to sell their Capital Securities as the case may be. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities. The Underwriters have informed the Trust and the Corporation that they intend to make a market in the Capital Securities as permitted by applicable laws and regulations. However, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities.

         The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

                            WACHOVIA CAPITAL TRUST VI

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of March 24, 1998, executed by the Corporation, as Sponsor, the Delaware Trustee and the Administrative Trustees named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 24, 1998. The Initial Declaration will be replaced by an amended and restated declaration of trust executed on or prior to ___________, 1998 (the "Issue Date") by the Corporation, as Sponsor, and the Issuer Trustees (the "Declaration"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire, directly or indirectly, Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 55 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs will be conducted by the Issuer Trustees appointed by the Corporation as the direct or indirect holder of the Common Securities. The Issuer Trustees will be The First National Bank of Chicago as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc. as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under the Declaration. The First National Bank of Chicago will also act as indenture trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Corporation will pay, directly or indirectly, all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is Wachovia Capital Trust VI, c/o Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27150, Attention: Chief Financial Officer. See "The Trusts" in the accompanying Prospectus.

         It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                              WACHOVIA CORPORATION

         Wachovia Corporation (the "Corporation" or "Wachovia"), a North Carolina corporation, is an interstate bank holding company serving regional, national and international markets and maintains dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. At June 30, 1998, Wachovia had total assets of $64.7 billion, deposits of $39.9 billion, and a market capitalization of $17.5 billion. Based on its consolidated asset size and market capitalization at June 30, 1998, Wachovia ranked 18 and 16, respectively, among domestic U.S. bank holding companies. Wachovia is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is a savings and loan holding company within the meaning of the Home Owner's Loan Act of 1933, as amended. Wachovia's common stock is traded on the New York Stock Exchange under the symbol WB.

         The Corporation has one principal banking subsidiary, Wachovia Bank, National Association ("Wachovia Bank"), the assets of which currently constitute substantially all of the assets of the Corporation. Wachovia Bank is a national banking association headquartered in Winston-Salem, North Carolina. As of June 30, 1998, Wachovia Bank had total assets of $61.5 billion and deposits of $39.9 billion.

         Wachovia Bank currently offers credit and deposit services and investment and trust services to consumers primarily located in Georgia, North Carolina, South Carolina, Virginia and Florida and to corporations located both inside and outside of the United States. Consumer products and services are provided through a network of retail branches and ATMs as listed in the following table, 1-800-WACHOVIA On-Call 24 hour telephone banking, automated Phone Access, and internet-based investing and banking at www.wachovia.com.

         The Corporation also has subsidiaries engaged in large corporate and institutional relationship management and business development, corporate leasing, remittance processing, insurance and brokerage services. In addition to its domestic banking offices and international banking offices in London and the Cayman Islands, the Corporation's subsidiaries have offices in Chicago, New York, Hong Kong, Sao Paulo and Tokyo.

         The Corporation's growth strategy includes using acquisitions to gain access to additional customers in attractive markets and to enhance product and service capabilities. As such, the Corporation regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur.

         At June 30, 1998, the Corporation had no significant concentrations of loans in any one industry. The Corporation has foreign credits outstanding consisting of loans and lease financing to companies and financial institutions primarily in Europe, Canada and Latin America. Extensions of credit in Asia were not significant. There were no extensions of credit in Russia. At June 30, 1998, foreign credits outstanding totaled $1.439 billion, representing 3.2% of total loans.

                                 USE OF PROCEEDS

         The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Capital Securities will be $____. All of the proceeds from the sale of Capital Securities (together with the proceeds of the Common Securities) will be invested by the Trust in the Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, which may include, but not be limited to, investments in and advances to the Corporation's subsidiaries and the redemption of certain of the Corporation's outstanding debt securities. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds to the Corporation and its subsidiaries. Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities. The Capital Securities will be eligible to qualify as Tier I Capital under the capital guidelines of the Federal Reserve, provided that under current Federal Reserve guidelines no more than 25% of the Corporation's Tier I Capital may comprise Capital Securities and other capital securities and cumulative preferred stock of the Corporation.


                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the consolidated ratio of earnings to fixed charges of the Corporation for the respective periods indicated.



                                                                              YEARS ENDED DECEMBER 31,
                                               SIX MONTHS        --------------------------------------------------
                                                 ENDED
                                              JUNE 30, 1998      1997       1996       1995        1994        1993
                                              -------------      ----       ----       ----        ----        ----
Ratio of Earnings to Fixed
Charges:

     Excluding interest on deposits                 2.24x        1.98       2.22        2.15       2.47        3.38
     Including interest on deposits                 1.51x        1.40       1.52        1.50       1.64        1.73


         The consolidated ratio of earnings to fixed charges has been computed by dividing net income plus all applicable income taxes plus fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                 CAPITALIZATION

         The following table sets forth the actual unaudited consolidated capitalization of the Corporation at June 30, 1998, as adjusted to give effect to the consummation of the offering of Capital Securities and the application of the estimated net proceeds from the sale of the Capital Securities. See "Use of Proceeds." The table should be read in conjunction with the Corporation's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


                                                                                     At June 30, 1998
                                                                         ----------------------------------------
                                                                            Actual                  As Adjusted
                                                                         ---------------          ---------------
                                                                                     (in thousands)

Long-Term Debt(1)................................................        $     4,910,623          $     4,910,623
Redeemable capital securities of subsidiaries(2).................                996,180               [        ]
                                                                         ---------------          ---------------
Total Long-Term Debt.............................................              5,906,803               [        ]
                                                                         ---------------          ---------------

STOCKHOLDERS' EQUITY
Preferred Stock..................................................                      -                        -
Common Stock at $5 par value.....................................              1,033,115                1,033,115
Capital surplus..................................................                970,584                  970,584
Retained earnings................................................              3,297,105                3,297,105
Net unrealized gain on securities available
     for sale, net of tax........................................                 74,990                   74,990
                                                                         ---------------          ---------------
Total stockholders' equity.......................................              5,375,794                5,375,794
                                                                         ---------------          ---------------
         Total...................................................        $    11,282,597          $ [           ]
                                                                         ===============          ===============

-----------------------

(1) Does not include $350 million of 6.25% Subordinated Notes due August 4, 2008 issued by the Corporation on August 4, 1998.

(2) The item "Redeemable capital securities of subsidiaries" reflects the Capital Securities previously issued and outstanding. On December 16, 1996, Wachovia Capital Trust I issued $300 million of 7.64% Capital Securities. Wachovia Capital Trust I invested the proceeds of the offering of such Capital Securities, together with $9.280 million paid by the Corporation for Wachovia Capital Trust I's Common Securities, in $309.280 million of 7.64% Junior Subordinated Deferrable Interest Debentures Due January 15, 2027 of the Corporation. On January 31, 1997, Wachovia Capital Trust II issued $300 million of Floating Rate Capital Securities. Wachovia Capital Trust II invested the proceeds of the offering of such Capital Securities, together with $9.280 million paid by the Corporation for Wachovia Capital Trust II's Common Securities, in $305.692 million, net of discount of $3.588 million, of the Floating Rate Junior Subordinated Deferrable Interest Debentures Due January 15, 2027 of the Corporation. On April 23, 1997, Central

     Fidelity Capital Trust I issued $100 million of Floating Rate Capital Securities. Central Fidelity Capital Trust I invested the proceeds of the offering of such Capital Securities, together with $3.093 million paid by Central Fidelity Banks, Inc. for Central Fidelity Capital Trust I's Common Securities, in $103.093 million of the Floating Rate Junior Subordinated Debt Securities due April 15, 2027 of Central Fidelity Banks, Inc. On December 15, 1997, the Corporation merged with Central Fidelity Banks, Inc. and thereby assumed Central Fidelity Banks, Inc.'s position as obligor for the Floating Rate Junior Subordinated Debt Securities. On June 6, 1997, Wachovia Capital Trust V issued $300 million of 7.965% Capital Securities. Wachovia Capital Trust V invested the proceeds of the offering of such Capital Securities, together with $9.280 million paid by the Corporation for Wachovia Capital Trust V's Common Securities, in $309.280 million of the 7.965% Junior Subordinated Deferrable Interest Debentures Due June 1, 2027 of the Corporation.

     The Capital Securities will be issued by Wachovia Capital Trust VI. Wachovia Capital Trust VI will invest the proceeds of the offering of the Capital Securities, together with the amounts to be paid by the Corporation for Wachovia Capital Trust VI's Common Securities, in $____ million of ____% Junior Subordinated Deferrable Interest Debentures Due ________, 2028 of the Corporation. The Trust is a wholly-owned subsidiary of the Corporation and will hold the Junior Subordinated Debentures as its sole asset. The item "Redeemable capital securities of subsidiaries" is reported in "Other long-term debt" in the Consolidated Statements of Condition.



                             SUMMARY FINANCIAL DATA

     The summary below should be read in connection with the financial information included in the Corporation's 1997 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                                                                Six Months Ended
                                                                    June 30,                     Year Ended December 31,
                                                                ------------------  ------------------------------------------------
                                                                  1998      1997      1997      1996      1995     1994      1993
                                                                --------  --------  --------  --------  --------  --------  --------
                                                                   (unaudited)
                                                                                      (dollars in millions, except per share data)
INCOME STATEMENT DATA:
Net interest income                                             $  1,152  $  1,014  $  2,094  $  1,924  $  1,779  $  1,656  $  1,609
Provision for loan losses                                            143       125       265       194       131        96       172
                                                                --------  --------  --------  --------  --------  --------  --------
Net interest income after provision for loan losses                1,009       889     1,829     1,730     1,648     1,560     1,437
Other income                                                         605       488     1,007       879       817       668       752
Other expense                                                      1,011       809     1,967     1,509     1,442     1,343     1,354
                                                                --------  --------  --------  --------  --------  --------  --------
Income before income taxes                                           603       568       869     1,100     1,023       885       835
Income taxes                                                         198       178       276       343       315       261       240
                                                                --------  --------  --------  --------  --------  --------  --------
    Net income                                                  $    405  $    390  $    593  $    757  $    708  $    624  $    595
                                                                ========  ========  ========  ========  ========  ========  ========

PER COMMON SHARE:
  Net income:
    Basic                                                       $   1.96  $   1.97  $   2.99  $   3.70  $   3.40  $   3.00  $   2.84
    Diluted                                                         1.93      1.94      2.94      3.65      3.36      2.96      2.80
  Book value                                                       26.02     23.07     25.13     22.90     22.08     18.79     17.98
  Cash dividends declared                                            .88       .80      1.68      1.52      1.38      1.23      1.11
  Average shares outstanding (in thousands):
    Basic                                                        206,308   198,384   198,290   204,889   208,230   208,117   208,880
    Diluted                                                      210,412   201,553   201,901   207,432   210,600   210,651   212,584

AVERAGE BALANCE SHEET DATA:
Loans                                                           $ 43,862  $ 38,664  $ 39,716  $ 36,739  $ 33,510  $ 29,533  $ 25,776
Total earning assets                                              56,320    51,213    52,021    50,337    46,779    41,783    38,148
Total assets                                                      63,527    56,690    57,607    55,584    51,703    46,542    42,529
Deposits                                                          39,909    35,856    36,517    34,100    31,835    29,139    29,059
Long-term debt                                                     6,100     6,263     6,122     6,693     5,695     5,154     2,530
Stockholders' equity                                               5,160     4,427     4,533     4,458     4,164     3,812     3,519

                        DESCRIPTION OF CAPITAL SECURITIES

GENERAL

         The following summary of certain terms and provisions of the Capital Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Capital Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, to which reference is hereby made. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

         The Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual rate of ___% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on __________ and __________ of each year, to the holders of the Capital Securities on the relevant record dates. The record dates for the Capital Securities will be, for so long as the Capital Securities remain in book-entry form, one Business Day (as defined in the accompanying Prospectus) prior to the relevant Distribution Date (as defined herein) and, in the event the Capital Securities are not in book-entry form, the first day of the month in which the relevant Distribution Date (as defined herein) falls. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be __________. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Winston-Salem, North Carolina are authorized or required by law to close. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

         So long as no Debenture Event of Default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date of the Junior Subordinated Debentures. Upon any such election, semi-annual Distributions on the Capital Securities by the

Trust will be deferred during such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of ___% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods including the first semi-annual period during such Extension Period or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including other junior subordinated debentures issued by the Corporation) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         Although the Corporation may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Corporation has no such current intention.

         The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "Description of the Guarantee."

REDEMPTION

         Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued interest on the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to __________ upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures other than as contemplated in clause (ii) above, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         The Corporation will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after __________, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to __________, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

         The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

LIQUIDATION VALUE

         The amount payable on the Capital Securities in the event of any liquidation of the Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF CAPITAL SECURITIES

         The Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

         A global security shall be exchangeable for Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Trust that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Trust in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Junior Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Capital Securities are issued in definitive form, such Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments on Capital Securities represented by a global security will be made to DTC, as the depositary for the Capital Securities. In the event Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Capital Securities will be registrable, and Capital Securities will be exchangeable for Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the first day of the month preceding the month in which the relevant Distribution payment is scheduled to be paid. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

GENERAL

         The following summary of certain terms and provisions of the Junior Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures (as defined in the accompanying Prospectus) set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures" to which description reference is hereby made. The summary of certain terms and provisions of the Junior Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

         Concurrently with the issuance of the Capital Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in the Junior Subordinated Debentures issued by the Corporation. The Junior Subordinated Debentures will bear interest at the annual rate of ____% of the principal amount thereof, payable semi-annually in arrears on _________ and of _________ each year (each, an "Interest Payment Date"), commencing ________, 1998, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the first day of the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of ___% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Junior Subordinated Debentures will mature on _________.

         The Junior Subordinated Debentures will rank pari passu with all other junior subordinated debentures issued and to be issued by the Corporation and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of _____%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other junior subordinated debentures issued by the Corporation) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

OPTIONAL PREPAYMENT

         The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation, on or after __________ (the "Initial Optional Prepayment Date"), subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning __________ of the years indicated below:

          YEAR                                                                     PERCENTAGE
          ----                                                                     ----------
          2008 .................................................................      %
          2009 .................................................................      %
          2010 .................................................................      %
          2011 .................................................................      %
          2012 .................................................................      %
          2013 .................................................................      %
          2014 .................................................................      %
          2015 .................................................................      %
          2016 .................................................................      %
          2017 .................................................................      %
          2018 and thereafter ..................................................      %

SPECIAL EVENT PREPAYMENT

         If a Special Event shall occur and be continuing, the Corporation may, at any time prior to the Initial Optional Prepayment Date, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on ______, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in either case, accrued and unpaid interest thereon to the date of prepayment.

         A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

         A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) _________% if such prepayment date occurs on or prior to __________ and (ii) ________% in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Debenture Trustee after consultation with the Corporation. "Reference Treasury Dealer" means: (i) ____________ and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

         "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

         As described under "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures," under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures will be registered in the name of the Trust. In the event that the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary and other arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities as applicable. See "Description of Capital Securities--Registration of Capital Securities."


                          DESCRIPTION OF THE GUARANTEE

         The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of the Capital Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under the Guarantee. The Guarantee will be qualified as an indenture under the Trust Indenture Act. First National Bank of Chicago will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. First National Bank of Chicago will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act.

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

         The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Capital Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder. In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         In the opinion of Brown & Wood LLP, special federal income tax counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Capital Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

         Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

         Prospective investors should be aware that it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

         Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of Capital Securities--Redemption"), the Junior Subordinated Debentures may be prepaid for cash and the proceeds of such prepayment distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities" below.

SALES OF CAPITAL SECURITIES

         A holder that sells Capital Securities (including a redemption of such Capital Securities by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

         The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition to 20% (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Gain recognized by individual taxpayers on assets held more than twelve but not more than eighteen months continue to be taxed at a 28% rate. Prospective investors should consult their tax advisors concerning these tax law changes.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in such holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "U.S. Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise),
(iii) an estate the income of which is includible in its gross income for federal income tax purposes without regard to its source or (iv) a trust if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust). Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Holder.

         Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a U.S. Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a U.S. Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

         The Corporation, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). The Department of Labor has issued a regulation (29 C.F.R. section 2510.3-101)(the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply. It is anticipated that the Capital Securities will not meet the criteria for any of the exceptions under the Plan Assets Regulation, including the exception for "publicly offered securities" that are widely held. Accordingly, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 1998 (the "Underwriting Agreement"), among the Corporation, the Trust and ______________ (each an "Underwriter" and collectively the "Underwriters"), the Corporation and the Trust have agreed that the Trust will sell to each of the Underwriters named below, and each of such Underwriters, for whom ______________________ is acting as representative (the "Representative"), has severally agreed to purchase from the Trust, the respective number of Capital Securities set forth opposite its name below.

                                                                                                  NUMBER
                                                                                                    OF
                                                                                                 CAPITAL
                                        NAME                                                    SECURITIES
-------------------------------------------------------------------------------------  -----------------------------
                      ..............................................................
                      ..............................................................
                      ..............................................................
                      ..............................................................
                      ..............................................................
                      ..............................................................
                      ..............................................................
                                                                                       -----------------------------

         Total......................................................................
                                                                                       =============================


         In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Capital Securities offered hereby if any of the Capital Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

         The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Capital Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are committed to take and pay for all of the Capital Securities if any are taken.

         The Underwriters propose initially to offer the Capital Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $____ per Capital Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $____ per Capital Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

         In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $____ per Capital Security for the accounts of the several Underwriters.

         During a period of 30 days from the date of this Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Capital Securities (except for the Junior Subordinated Debentures and the Capital Securities offered hereby).

         The Capital Securities are a new issue of securities with no established trading market. The Trust does not intend to apply for listing of the Capital Securities on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Capital Securities as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Capital Securities and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Capital Securities.

         The Corporation and the Trust have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

         In connection with certain offerings of Capital Securities made hereby, the Underwriters may purchase and sell the Capital Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions in connection with such offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Capital Securities and short positions involve the sale by the Underwriters of a greater number of Capital Securities than they are required to purchase from the Trust in the offering. The Underwriters also may impose penalty bids, whereby selling concessions allowed to broker-dealers in respect of the Capital Securities sold in the offering may be reclaimed by the Underwriters if such Capital Securities are repurchased by the Underwriters in stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the Capital Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

         ______________ will serve as Quotation Agent with respect to the Capital Securities and in certain instances will calculate the Redemption Price thereof.

         Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.


                             VALIDITY OF SECURITIES

         Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Declaration and the formation of the Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Corporation by Kenneth W. McAllister, General Counsel of the Corporation and for the Underwriters by Brown & Wood LLP. Kenneth W. McAllister and Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Brown & Wood LLP from time to time performs legal services for the Corporation. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for the Corporation by Brown & Wood LLP.

Information contained herein is subject to completion or amendment. A registration statement to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 1998
                                      $[ ]

                              WACHOVIA CORPORATION
                         JUNIOR SUBORDINATED DEFERRABLE
                               INTEREST DEBENTURES

                            WACHOVIA CAPITAL TRUST VI
                           WACHOVIA CAPITAL TRUST VII
                           WACHOVIA CAPITAL TRUST VIII
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                       GUARANTEED, AS DESCRIBED HEREIN, BY

                              WACHOVIA CORPORATION

          Wachovia Corporation, a North Carolina corporation ("Wachovia" or the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth herein to Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity Date (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstance, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments."

          Wachovia Capital Trust VI, Wachovia Capital Trust VII and Wachovia Capital Trust VIII, each a trust created under the laws of the State of Delaware (each, a "Trust," and collectively, the "Trusts"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing beneficial ownership interests in such Trust. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in such Trust. Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.
                                                        (continued on next page)

    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
      NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

                               -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                               -----------------

The date of this Prospectus is ____________, 1998.

(cover page continued)

         Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Trust's Preferred Securities (the "Related Preferred Securities"). Accordingly, if, as provided in an accompanying Prospectus Supplement, the Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Preferred Securities--Distributions."

         Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture and the related Declaration and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee." The payment of Distributions with respect to the Preferred Securities of each Trust and payments on liquidation of such Trust or redemption of such Preferred Securities, in each case out of funds held by such Trust, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of the Corporation under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of the Corporation to the extent and in the manner set forth herein.

         The Corresponding Junior Subordinated Debentures will be the sole assets of each Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Trust. If so provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (if such approval is then required under the applicable capital guidelines or policies), redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate each Trust and, after satisfaction of liabilities to the creditors of such Trust as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in exchange therefor upon liquidation of their interests in such Trust. See "Description of Preferred Securities--Liquidation Distribution Upon Termination."

         The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $_________. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity Date (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Trust, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

         The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

         The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

         This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.


                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Corporation and the Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

         No separate financial statements of any Trust have been included herein. The Corporation and the Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because each Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. See "The Trusts," "Description of Preferred Securities," "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Corporation does not expect that any of the Trusts will be filing reports under the Exchange Act with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

         1.       Annual Report on Form 10-K for the year ended December 31,
                  1997;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

         2.       Current Report on Form 8-K dated January 31, 1998.

         Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27150,
Attention: Chief Financial Officer of Wachovia Corporation, telephone number 336-770-5000.

                              WACHOVIA CORPORATION

         Wachovia Corporation (the "Corporation" or "Wachovia"), a North Carolina corporation, is an interstate bank holding company serving regional, national and international markets and maintains dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. At June 30, 1998, Wachovia had total assets of $64.7 billion, deposits of $39.9 billion, and a market capitalization of $17.5 billion. Based on its consolidated asset size and market capitalization at June 30, 1998, Wachovia ranked 18 and 16, respectively, among domestic U.S. bank holding companies. Wachovia is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is a savings and loan holding company within the meaning of the Home Owner's Loan Act of 1933, as amended. Wachovia's common stock is traded on the New York Stock Exchange under the symbol WB.

         The Corporation has one principal banking subsidiary, Wachovia Bank, National Association ("Wachovia Bank"), the assets of which currently constitute substantially all of the assets of the Corporation. Wachovia Bank is a national banking association headquartered in Winston-Salem, North Carolina. As of June 30, 1998, Wachovia Bank had total assets of $61.5 billion and deposits of $39.9 billion.

         Wachovia Bank currently offers credit and deposit services and investment and trust services to consumers primarily located in Georgia, North Carolina, South Carolina, Virginia and Florida and to corporations located both inside and outside of the United States. Consumer products and services are provided through a network of retail branches and ATMs as listed in the following table, 1-800-WACHOVIA On-Call 24 hour telephone banking, automated Phone Access, and internet-based investing and banking at www.wachovia.com.



                                                                     AS OF
                                                                 JUNE 30, 1998
                                                                 -------------
            Banking offices:
                     North Carolina                                    199
                     Georgia                                           132
                     South Carolina                                    122
                     Virginia                                          264
                     Florida                                            39
                                                                      ----
                              TOTAL                                    756

                                                                     AS OF
                                                                 JUNE 30, 1998
                                                                 -------------
            Automated banking machines:
                     North Carolina                                    445
                     Georgia                                           299
                     South Carolina                                    282
                     Virginia                                          308
                     Florida                                            30
                                                                   -------
                              TOTAL                                  1,364


         The Corporation also has subsidiaries engaged in large corporate and institutional relationship management and business development, corporate leasing, remittance processing, insurance and brokerage services. In addition to its domestic banking offices and international banking offices in London and the Cayman Islands, the Corporation's subsidiaries have offices in Chicago, New York, Hong Kong, Sao Paulo and Tokyo.

         The Corporation's growth strategy includes using acquisitions to gain access to additional customers in attractive markets and to enhance product and service capabilities. As such, the Corporation regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book value and, therefore, some dilution of the Corporation's book value and net income per share may occur in connection with any future transactions.

         The Corporation's executive offices are located at 100 North Main Street, Winston-Salem, North Carolina 27101 and 191 Peachtree Street, N.E., Atlanta, Georgia 30303, and its telephone numbers are (336) 770-5000 and (404) 332-5000, respectively.


                                   THE TRUSTS

         Each Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust executed by the Corporation, as Sponsor of the Trust, the Delaware Trustee and three Administrative Trustees (each as defined herein) of such Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, which represent undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds from the sale of such Trust Securities in a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Trust, and payments under the Corresponding Junior Subordinated Debentures will be the sole revenue of each Trust.

         All of the Common Securities of each Trust will be owned directly or indirectly by the Corporation. The Common Securities of a Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Trust, except that upon the occurrence and continuance of an event of default under a Declaration resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Trust. See "Description of Preferred Securities--Subordination of Common Securities." The Corporation will acquire, directly or indirectly, Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of each Trust.

         Unless otherwise specified in the applicable Prospectus Supplement, each Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Declaration. Each Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Trust will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole trustee under each Declaration for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of a Trust, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Declaration for such Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Declaration. The Corporation will pay all fees and expenses related to each Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Trust.

         The principal executive office of each Trust is c/o Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27150,
Attention: Chief Financial Officer of Wachovia Corporation and its telephone number is 336-770-5000.

                                USE OF PROCEEDS

         Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the net proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Trusts in connection with the investment by the Trusts of all of the proceeds from the sale of Trust Securities) for general corporate purposes, which may include, but not be limited to, investments in and advances to the Corporation's subsidiaries and the redemption of certain of the Corporation's outstanding debt securities. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds to the Corporation and its subsidiaries. Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities. The Preferred Securities will be eligible to qualify as Tier I Capital under current capital guidelines of the Federal Reserve, provided that under current Federal Reserve guidelines no more than 25% of the Corporation's Tier I Capital may comprise Preferred Securities and other similar preferred securities and cumulative preferred stock of the Corporation.


                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

         Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined below) of the Corporation. See "--Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination" and the applicable Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

         The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

         The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity Date") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") or the method by which any of the foregoing shall be determined;
(5) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures;
(11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(15) subject to the terms described herein under "--Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Declaration and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

         Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

         If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

         If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

         Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

         Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

         In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

         The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

         So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

         Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

         Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days or there shall have occurred and be continuing an Event of Default with respect to such Global Security, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

         If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity Date of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

         Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

         Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Regulatory Capital Event (as defined herein) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following of the occurrence of such Tax Event or Regulatory Capital Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

         "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on such series of Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, the applicable Preferred Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of such series of Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

         The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to the series of Related Preferred Securities, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to the Related Preferred Securities or (iii) the Corporation shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

MODIFICATION OF INDENTURE

         From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture.

         In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation or any administrative or governmental body):

                    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures or any other series of Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

                    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures or any other series of Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

                    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or to the Corporation and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

                    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration and waive the default if the default (other than the nonpayment of the principal of such Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest, or premium, if any, on or principal of such Corresponding Junior Subordinated Debentures on the due date, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of, or premium, if any, or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Preferred Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or premium, if any, or interest on the Corresponding Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Declaration. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity Date within one year of the date of deposit or
(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Corporation, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date or redemption date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

         If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

         In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts (as defined below) in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

         No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

         "Indebtedness" shall mean (i) any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments and any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business and (ii) all indebtedness of the Corporation for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred. For purposes of this definition "claim" shall have the meaning assigned in Section 101(5) of the Bankruptcy Code of 1978, as amended and in effect on the date of the execution of the Indenture.

         "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) the 7.64% Junior Subordinated Deferrable Interest Debentures Due January 15, 2027 of the Corporation, the Floating Rate Junior Subordinated Deferrable Interest Debentures Due January 15, 2027 of the Corporation, the Floating Rate Junior Subordinated Debt Securities Due April 15, 2027 of Central Fidelity Banks, Inc. (the obligations with respect to which were assumed by the Corporation in connection with the merger, on December 15, 1997, of the Corporation and Central Fidelity Banks, Inc.), and the 7.965% Junior Subordinated Deferrable Interest Debentures Due June 1, 2027 of the Corporation.

         "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking On a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments of interest and principal and premium, if any.

         The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

TRUST EXPENSES

         Pursuant to the Indenture, the Corporation will irrevocably and unconditionally agree with each Trust that holds Junior Subordinated Debentures that the Corporation will pay to such Trust, and reimburse such Trust for, the full amount of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of such Trust.

GOVERNING LAW

         The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State, without regard to the conflicts of laws principles thereof.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

         The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Trust's Preferred Securities, such Trust will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Trust in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Trust and will rank pari passu with all other series of Junior Subordinated Debentures.

         Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event or a Regulatory Capital Event in respect of a Trust shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event or Regulatory Capital Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be set forth in the applicable Prospectus Supplement. For so long as the applicable Trust is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Trust to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

         The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Trust has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Trust such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to directly or indirectly maintain 100 percent ownership of the Common Securities; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Declaration of the Trust, and
(b) to continue not to be classified as a grantor trust and not as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Corresponding Junior Subordinated Debentures.


                      DESCRIPTION OF PREFERRED SECURITIES

         Pursuant to the terms of the Declaration for each Trust, the Issuer Trustees on behalf of such Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Trust, as well as other benefits as described in the corresponding Declaration. This summary of certain provisions of the Preferred Securities and each Declaration, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Declaration, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Declaration (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

         The Preferred Securities of a Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Trust except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of a Trust's Trust Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

         Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. Except as otherwise provided in the Prospectus Supplement, in the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in either case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Winston-Salem, North Carolina are authorized or required by law or executive order to close.

         Each Trust's Preferred Securities represent beneficial ownership interests in the applicable Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month, unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

         If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to elect to defer the payment of interest at any time or from time to time on any series of the

Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Trust of such Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee with respect to such Preferred Securities, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         The revenue of each Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under "Description of Guarantees."

         Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Declaration, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

         Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

         The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Regulatory Capital Event, in either case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

         Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the right at any time to liquidate the related Trust and, after satisfaction of the liabilities of creditors of such Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such issuer to be distributed to the holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Trust.

         Tax Event or Regulatory Capital Event Redemption. If a Tax Event or Regulatory Capital Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Regulatory Capital Event. In the event a Tax Event or Regulatory Capital Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to liquidate the related Trust and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Trust as described above, such Preferred Securities will remain outstanding and, if a Tax Event has occurred, Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

         Possible Tax Law Changes. On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, have generally denied corporate issuers a deduction for interest in respect of certain debt obligations, such as the Corresponding Junior Subordinated Debentures, if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. As of the date of this Prospectus, no such legislation has been enacted. Furthermore, no similar legislation was proposed as part of President Clinton's Fiscal 1999 Budget Proposal. No assurance can be given that a similar proposal will not be enacted in the future that may give rise to a Tax Event, in which event the Corporation would be permitted, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Securities by electing to prepay the Corresponding Junior Subordinated Debentures as described herein under "--Tax Event or Regulatory Capital Event Redemption."

         "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by a Trust on the outstanding Preferred Securities and Common Securities of the Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Trust has become subject as a result of a Tax Event.

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to the principal amount of Corresponding Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures upon the liquidation of the related Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means (unless otherwise provided in the Prospectus Supplement) the stated amount of $1,000 per Trust Security.

         After the liquidation date is fixed for any distribution of Corresponding Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each holder of Trust Securities will receive a registered certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) Trust Securities will be deemed to represent Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities, until such Trust Securities are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Corresponding Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

         If a Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will pay the Redemption Price to The Depository Trust Company ("DTC"). See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay or cause the paying agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees," (i) Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for such Preferred Securities to the date such Redemption Price is actually paid, and (ii) the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law and the regulations of the Federal Reserve), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

         Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

         If less than all of the Preferred Securities and Common Securities issued by a Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Declaration, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, each Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Trust's Preferred Securities then due and payable.

         In the case of any event of default under the applicable Declaration resulting from a Debenture Event of Default, the Corporation as holder of such Trust's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Declaration until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable Declaration with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

         Pursuant to each Declaration, each Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate such Trust (which direction is optional and, except as otherwise provided herein, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under --Redemption or Exchange--Mandatory Redemption;" (iv) expiration of the term of the Trust; and
(v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If an early termination occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Trust on its Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

         The occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under each Declaration with respect to the Preferred Securities issued thereunder.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Trust's Preferred Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Declaration.

         If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under each Declaration, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

         A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. A Trust may, at the request of the Corporation, with the consent of the Administrative Trustees but without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures,
(iii) the Successor Securities are listed or quoted, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or quoted, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, a Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH DECLARATION

         Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Declaration, the holders of the Preferred Securities will have no voting rights.

         Each Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in such Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration, which shall not be inconsistent with the other provisions of such Declaration, or (ii) to modify, eliminate or add to any provisions of such Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i) such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of such Declaration shall become effective when notice thereof is given to the holders of Trust Securities. Each Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, such Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of principal of such Corresponding Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Declaration.

         No vote or consent of the holders of Preferred Securities will be required for a Trust to redeem and cancel its Preferred Securities in accordance with the applicable Declaration.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

         The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

         The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

         So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred

Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

         Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

         Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Trust within 90 days, the Trust will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Trust so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Trust, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global

Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Trust, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Trust's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

         Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Declaration at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Declaration or is unsure of the application of any provision of the applicable Declaration, and the matter is not one on which holders of Preferred Securities are entitled under such Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trusts in such a way that no Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Trust or each Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Related Preferred Securities.

         Holders of the Preferred Securities have no preemptive or similar rights.

         No Trust may borrow money or issue debt or mortgage or pledge any of its assets.


                              BOOK-ENTRY ISSUANCE

         DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Trust and the Junior Subordinated Debentures, representing in the aggregate the total number of such Trust's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

         DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct

Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Trust or Junior Subordinated Debentures is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of a Trust's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

         Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Trust thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trusts and the Corporation believe to be accurate, but the Trusts and the Corporation assume no responsibility for the accuracy thereof. Neither the Trusts nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


                           DESCRIPTION OF GUARANTEES

         A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture

Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Trust's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Trust's Preferred Securities.

GENERAL

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Trust (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Trust has funds on hand available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of such Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Trust to pay such amounts to such holders.

         Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation to the extent and in the manner set forth in the Guarantee. See "--Status of the Guarantees." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Wachovia Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

         The Corporation will, through the applicable Guarantee, the applicable Declaration, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

         Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures.

         Each Guarantee will rank pari passu with all other guarantees issued by the Corporation with respect to preferred securities issued by other issuers to be established by the Corporation similar to the Trusts. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

EVENTS OF DEFAULT

         An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

         Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CERTAIN COVENANTS OF THE CORPORATION

         In each Guarantee, the Corporation will covenant that, so long as any Related Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then the Corporation will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities--Voting Rights; Amendment of Each Declaration." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEES

         Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Related Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the related Trust or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the Related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

         Each Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.


                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Declaration and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Trust will not pay Distributions or other amounts due on the Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as the Junior Subordinated Debentures.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Trust except the Trust's obligations to holders of its Trust Securities under such Trust Securities; and
(iv) each Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of such Trust.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

         A holder of any Related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF TRUSTS

         Each Trust's Preferred Securities evidence a preferred beneficial interest in such Trust, and each Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Corresponding Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of and premium, if any, and interest on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities will be entitled to receive Distributions from such Trust (or, in certain circumstances, from the Corporation under the applicable Guarantee) if and to the extent such Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

         Unless the Corresponding Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of any Trust, the holders of the related Trust Securities will be entitled to receive, out of the assets held by such Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as and in the manner set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under each Guarantee and will agree to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.


                              PLAN OF DISTRIBUTION

         Wachovia may sell the Junior Subordinated Debentures and any Trust may sell Preferred Securities (such Junior Subordinated Debentures and Preferred Securities, the "Offered Securities") in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers. Such underwriters, dealers or agents may be affiliates of Wachovia, and offers or sales of such securities may include secondary market transactions by affiliates of Wachovia to the extent permitted by applicable law.

         Offers to purchase Offered Securities may be solicited directly by Wachovia and/or any Trust, as the case may be, or by agents designated by Wachovia and/or any Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Wachovia to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Wachovia in the ordinary course of business.

         If an underwriter or underwriters are utilized in the sale, Wachovia will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public.

         If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Wachovia and/or any Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Wachovia and/or any Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

         This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Wachovia in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

         In connection with the offering of the Preferred Securities of any Trust, such Trust may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

         In connection with certain offerings of Preferred Securities made hereby, the agents, underwriters or dealers may purchase and sell the Preferred Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions in connection with such offerings. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Securities and short positions involve the sale by the agents, underwriters, or dealers of a greater number of Preferred Securities than they are required to purchase from Wachovia and/or any Trust in the offering. The agents, underwriters, or dealers also may impose penalty bids, whereby selling concessions allowed to broker-dealers in respect of the Preferred Securities sold in the offering may be reclaimed by the agents, underwriters, or dealers if such Preferred

Securities are repurchased by the agents, underwriters, or dealers in stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

         Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Trust and/or any of their affiliates in the ordinary course of business.

         The Offered Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Offered Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Offered Securities.


                             VALIDITY OF SECURITIES

         Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Kenneth W. McAllister, General Counsel of the Corporation, and for the Trusts by Richards, Layton & Finger, special Delaware counsel to the Trusts and the Corporation. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Brown & Wood LLP. Kenneth W. McAllister and Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.


                                    EXPERTS

         The consolidated financial statements of Wachovia Corporation and subsidiaries at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference, which is based in part on the reports of KPMG Peat Marwick LLP, independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

------------------------------------------------------------------------------



         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Wachovia Corporation, Wachovia Capital Trust VI or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                     ------------------

                     TABLE OF CONTENTS

                                                      Page
                                                     -----
Summary............................................   S-6
Risk Factors.......................................   S-9
Wachovia Capital Trust VI..........................  S-15
Wachovia Corporation...............................  S-17
Use of Proceeds....................................  S-18
Consolidated Ratio of Earnings to Fixed Charges....  S-18
Capitalization.....................................  S-19
Summary Financial Data.............................  S-20
Description of Capital Securities..................  S-22
Description of Junior Subordinated Debentures......  S-26
Description of the Guarantee.......................  S-32
Certain Federal Income Tax Considerations..........  S-34
Erisa Considerations...............................  S-38
Underwriting.......................................  S-40
Validity of Securities.............................  S-42

                      PROSPECTUS

Available Information..............................     3
Incorporation of Certain Documents by Reference....     4
Wachovia Corporation...............................     6
The Trusts.........................................     7
Use of Proceeds....................................     9
Description of Junior Subordinated Debentures......     9
Description of Preferred Securities................    25
Book-Entry Issuance................................    40
Description of Guarantees..........................    42
Relationship Among the Preferred Securities,
     the Corresponding Junior Subordinated
     Debentures and the Guarantees.................    46
Plan of Distribution...............................    48
Validity of Securities.............................    50
Experts............................................    50


                           WACHOVIA CAPITAL TRUST VI


                                   $



                             % Capital Securities
               (Liquidation Amount $1,000 per Capital Security)



                     fully and unconditionally guaranteed,
                      to the extent set forth herein, by



                             WACHOVIA CORPORATION




                           --------------------------

                             PROSPECTUS SUPPLEMENT

                           --------------------------







                                            ,1998
                                 -----------



------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Securities and Exchange Commission Registration Fee............................................ $295.00
Printing and Engraving Expenses...................................................................[ * ]
Legal Fees and Expenses...........................................................................[ * ]
Accounting Fees and Expenses......................................................................[ * ]
Transfer Agent and Registrar Fees.................................................................[ * ]
Blue Sky Fees and Expenses........................................................................[ * ]
Trustee Fees and Expenses.........................................................................[ * ]
Rating Agency Fees and Expenses...................................................................[ * ]
Miscellaneous.....................................................................................[ * ]

         Total................................................................................. $ [ * ]

*  To be supplied by amendment

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the North Carolina Business Corporation Act (the "NCBCA"), the Corporation's Articles of Incorporation provide that no director of the Corporation will be held personally liable for monetary damages for such director's breach of duty as a director. This limitation of liability does not relieve directors from liability for (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Corporation, (ii) any liability under Section 55-8-33 of the NCBCA for unlawful distributions or other acts for which the director is personally liable to the Corporation, (iii) any transaction from which the director is adjudged to have derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision in the Articles of Incorporation became effective.

         Pursuant to the NCBCA, Sections 55-8-50, et seq., as amended, a director may be indemnified against liability and litigation expense, including reasonable attorneys' fees, arising out of his status as such or his activities in such capacity, provided, however, that such person (i) conducted himself in good faith; (ii) reasonably believed (x) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests, and
(y) in all other cases that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, had no reason to believe his conduct was unlawful.

         Mandatory indemnification is available under the NCBCA for a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation, against reasonable expenses incurred by him in connection with the proceeding.

         A corporation may not indemnify under the NCBCA in connection with any proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or with any other proceeding charging improper personal benefit to him, whether or not in connection with his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Where a proceeding is by or in the right of a corporation, indemnification of a director is limited to reasonable expenses if the proceeding is concluded without a final adjudication of the issue of liability.

         The NCBCA provides for an advance for expenses incurred by a director in defending a proceeding. The expenses may be paid by a corporation in advance of the final disposition of such proceeding as authorized by the board of directors in specific cases or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

ITEM 16.          EXHIBITS.

1         --       Form of Underwriting Agreement for offering of Preferred Securities. +
4(a)(i)   --       Certificate of Trust of Wachovia Capital Trust VI. +
4(a)(ii)  --       Certificate of Trust of Wachovia Capital Trust VII. +
4(a)(iii) --       Certificate of Trust of Wachovia Capital Trust VIII. +
4(b)(i)   --       Declaration of Trust of Wachovia Capital Trust VI. +
4(b)(ii)  --       Declaration of Trust of Wachovia Capital Trust VII. +
4(b)(iii) --       Declaration of Trust of Wachovia Capital Trust VIII. +
4(b)(iv)  --       Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities. +
4(c)      --       Indenture between Wachovia Corporation and The First National Bank of Chicago, as Trustee. +
4(d)      --       Form of Second Supplemental Indenture to be used in connection with the issuance of the Junior
                   Subordinated Deferrable Interest Debentures and Preferred Securities. +
4(e)      --       Form of Preferred Security (included in Exhibit 4(b)(iv)). +
4(f)      --       Form of Junior Subordinated Deferrable Interest Debenture (included in Exhibit 4(c)). +
4(g)      --       Form of Preferred Securities Guarantee. +
5(a)      --       Opinion of Richards, Layton & Finger LLP. *
5(b)      --       Opinion of Kenneth W. McAllister, General Counsel of Wachovia Corporation. *
8         --       Tax Opinion of Brown & Wood LLP. *
12        --       Statement setting forth computation of the ratio of earnings to fixed charges (incorporated by reference from Exhibit 12 to Wachovia Corporation's Annual Report on Form 10-K for the year ended
                   December 31, 1997).
23(a)     --       Consent of Ernst & Young LLP as to Wachovia Corporation. +
23(b)     --       Consent of KPMG Peat Marwick LLP as to Central Fidelity. +
23(c)     --       Consent of Richards, Layton & Finger LLP (included in Exhibit 5(a)). *
23(d)     --       Consent of Kenneth W. McAllister, General Counsel of Wachovia Corporation (included in Exhibit 5(b)). *
23(e)     --       Consent of Brown & Wood LLP (included in Exhibit 8). *
24(a)     --       Powers of Attorney for Wachovia Corporation. +
24(b)     --       Powers of Attorney for Wachovia Corporation, as sponsor, to sign the Registration Statement on behalf of Wachovia Capital Trust VI, Wachovia Capital Trust VII and Wachovia Capital Trust VIII
                   (included in Exhibit 4(b)(i), 4(b)(ii) and 4(b)(iii)). +
25(a)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture. +
25(b)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Wachovia Capital Trust VI. +
25(c)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Wachovia Capital Trust VII. +
25(d)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Wachovia Capital Trust VIII. +
25(e)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Wachovia
                   Corporation with respect to the Preferred Securities of Wachovia Capital Trust VI. +
25(f)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Wachovia
                   Corporation with respect to the Preferred Securities of Wachovia Capital Trust VII. +
25(g)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Wachovia
                   Corporation with respect to the Preferred Securities of Wachovia Capital Trust VIII. +

+          Filed herewith.
*          To be filed by amendment.

ITEM 17.          UNDERTAKINGS.

         a.       The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation or Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

         d.       The undersigned registrants hereby undertake that;

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430 and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on September 10, 1998.

                                     WACHOVIA CORPORATION



                                     By: /s/ L.M. Baker, Jr.
                                         -------------------------------------
                                         L.M. Baker, Jr.
                                         President and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on September 10, 1998.

                        SIGNATURE                                 CAPACITY
                        ---------                                 --------


                 /s/ L.M. Baker, Jr.                              President, Chief Executive Officer and
          ------------------------------------                     Chairman (Principal Executive Officer)
                     L.M. Baker, Jr.

               /s/ John G. Medlin, Jr. *                          Director
          ------------------------------------
                   John G. Medlin, Jr.

                 /s/ James S. Balloun *                           Director
          ------------------------------------
                     James S. Balloun

                  /s/ James F. Betts *                            Director
          ------------------------------------
                      James F. Betts

                /s/ Peter C. Browning *                           Director
          ------------------------------------
                    Peter C. Browning

               /s/ John T. Casteen, III *                         Director
          ------------------------------------
                   John T. Casteen, III

                 /s/ John L. Clendenin *                          Director
          ------------------------------------
                    John L. Clendenin

            /s/ Lawrence M. Gressette, Jr. *                      Director
          ------------------------------------
                Lawrence M. Gressette, Jr.

                    SIGNATURE                                     CAPACITY
                    ---------                                     --------


               /s/ Thomas K. Hearn, Jr. *                         Director
          ------------------------------------
                   Thomas K. Hearn, Jr.

             /s/ George W. Henderson, III *                       Director
          ------------------------------------
                 George W. Henderson, III

                  /s/ W. Hayne Hipp *                             Director
          ------------------------------------
                      W. Hayne Hipp


          ------------------------------------                    Director
                     Robert A. Ingram

                 /s/ George R. Lewis *                            Director
          ------------------------------------
                     George R. Lewis

               /s/ Lloyd U. Noland, III *                         Director
          ------------------------------------
                   Lloyd U. Noland, III

              /s/ Sherwood H. Smith, Jr.*                         Director
          ------------------------------------
                  Sherwood H. Smith, Jr.

                                                                  Director
          ------------------------------------
                  John C. Whitaker, Jr.

               /s/ Robert S. McCoy, Jr.                           Senior Executive Vice President and Chief
          ------------------------------------                     Financial Officer (Principal Financial Officer)
                   Robert S. McCoy, Jr.

                 /s/ Donald K. Truslow                            Executive Vice President, Comptroller and
          ------------------------------------                     Treasurer (Principal Accounting Officer)
                    Donald K. Truslow


*By:   /s/ Alice Washington Grogan
    ----------------------------------
           Alice Washington Grogan
           Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Wachovia Capital Trust VI, Wachovia Capital Trust VII and Wachovia Capital Trust VIII each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on September 10, 1998.

                               WACHOVIA CAPITAL TRUST VI

                               by  Wachovia Corporation


                               by     /s/  L.M. Baker, Jr.
                                      ----------------------------------------
                               Name:  L.M. Baker, Jr.
                               Title: President and Chief Executive Officer


                               WACHOVIA CAPITAL TRUST VII

                               by  Wachovia Corporation


                               by     /s/  L.M. Baker, Jr.
                                      ----------------------------------------
                               Name:  L.M. Baker, Jr.
                               Title: President and Chief Executive Officer


                               WACHOVIA CAPITAL TRUST VIII

                               by  Wachovia Corporation


                               by     /s/  L.M. Baker, Jr.
                                      ----------------------------------------
                               Name:  L.M. Baker, Jr.
                               Title: President and Chief Executive Officer


Exhibit                                                                                                              Sequentially
No.                Description                                                                                      Numbered Page
-------            -----------                                                                                      -------------
1         --       Form of Underwriting Agreement for offering of Preferred Securities. +
4(a)(i)   --       Certificate of Trust of Wachovia Capital Trust VI. +
4(a)(ii)  --       Certificate of Trust of Wachovia Capital Trust VII. +
4(a)(iii) --       Certificate of Trust` of Wachovia Capital Trust VIII. +
4(b)(i)   --       Declaration of Trust of Wachovia Capital Trust VI. +
4(b)(ii)  --       Declaration of Trust of Wachovia Capital Trust VII. +
4(b)(iii) --       Declaration of Trust of Wachovia Capital Trust VIII. +
4(b)(iv)  --       Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities. +
4(c)      --       Indenture between Wachovia Corporation and The First National Bank of Chicago, as Trustee. +
4(d)      --       Form of Second Supplemental Indenture to be used in connection with the issuance of the Junior
                   Subordinated Deferrable Interest Debentures and Preferred Securities. +
4(e)      --       Form of Preferred Security (included in Exhibit 4(b)(iv)). +
4(f)      --       Form of Junior Subordinated Deferrable Interest Debenture (included in Exhibit 4(c)). +
4(g)      --       Form of Preferred Securities Guarantee. +
5(a)      --       Opinion of Richards, Layton & Finger LLP. *
5(b)      --       Opinion of Kenneth W. McAllister, General Counsel of Wachovia Corporation. *
8         --       Tax Opinion of Brown & Wood LLP. *
12        --       Statement setting forth computation of the ratio of earnings to fixed charges (incorporated by reference from Exhibit 12 to Wachovia Corporation's Annual Report on Form 10-K for the year ended December 31, 1997).
23(a)     --       Consent of Ernst & Young LLP as to Wachovia Corporation. +
23(b)     --       Consent of KPMG Peat Marwick LLP as to Central Fidelity. +
23(c)     --       Consent of Richards, Layton & Finger LLP (included in Exhibit 5(a)). *
23(d)     --       Consent of Kenneth W. McAllister, General Counsel of Wachovia Corporation (included in Exhibit 5(b)). *
23(e)     --       Consent of Brown & Wood LLP (included in Exhibit 8). *
24(a)     --       Powers of Attorney for Wachovia Corporation. +
24(b)     --       Powers of Attorney for Wachovia Corporation, as sponsor, to sign the Registration Statement on behalf of Wachovia Capital Trust VI, Wachovia Capital Trust VII and Wachovia Capital Trust VIII
                   (included in Exhibit 4(b)(i), 4(b)(ii) and 4(b)(iii)). +
25(a)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Indenture. +
25(b)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Wachovia Capital Trust VI. +
25(c)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Wachovia Capital Trust VII. +
25(d)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Amended and Restated Declaration of Trust of
                   Wachovia Capital Trust VIII. +
25(e)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Wachovia
                   Corporation with respect to the Preferred Securities of Wachovia Capital Trust VI. +
25(f)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Wachovia
                   Corporation with respect to the Preferred Securities of Wachovia Capital Trust VII. +
25(g)     --       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
                   National Bank of Chicago, as Trustee under the Preferred Securities Guarantee of Wachovia
                   Corporation with respect to the Preferred Securities of Wachovia Capital Trust VIII. +

+          Filed herewith.
*          To be filed by amendment.